                                                                   Exhibit 10.76
                      ASSIGNMENT AND ASSUMPTION OF LEASE

     THIS ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENT (the "Assignment") dated as of February 28, 2001 (the "Assignment Date") is made and entered into by and between The Gaithersburg Realty Trust, a Delaware business trust (the "Assignor"), and SFHI, LLC, a Delaware limited liability company (the "Assignee").

     WHEREAS, Assignor is a party to that certain lease of real property described in Exhibit "A" attached hereto (the "Land") by and between REII-Gaithersburg, Maryland, L.L.C. ("REII"), as landlord, and GE Information Services, Inc. ("GEIS"), as tenant, dated for reference purposes only as of January 28, 1999, as assigned by REII to Assignor (the "Lease"); and

     WHEREAS, Assignor has sold and conveyed the Land to Assignee pursuant to the terms and conditions of a purchase contract by and between Assignor and Assignee having an effective date of January 9, 2001 (the "Contract"); and

     WHEREAS, Assignor desires to assign the Lease to Assignee and Assignee desires to assume the rights, duties and obligations of Assignor thereunder.

     NOW THEREFORE, in the consideration of the foregoing recitals, the covenants and agreements herein contained, and for other good and valuable consideration exchanged between them, the parties agree as follows:

     1.  Assignment and Assumption.  Assignor hereby assigns to Assignee and
         -------------------------
Assignee hereby accepts and assumes from Assignor all of Assignor's right, title and interest in, to and under the Lease, subject to the terms and conditions herein set forth and effective on the Assignment Date. Assignee agrees to undertake, perform, defend and discharge each and every duty, obligation and liability of Assignor arising under or with respect to the Lease from and after the Assignment Date in accordance with the terms thereof. Assignee shall have and possess all of the rights and privileges of the landlord under the Lease on and after the Assignment Date.

     2.  Authority.  Assignor and Assignee each represent and warrant that: (a)
         ---------
it has full power and authority to execute, deliver and perform this Assignment;
(b) the execution, delivery and performance of this Assignment has been duly authorized by its Board of Directors or applicable governing body and does not require further authorization or consent from any other person or entity; and
(c) the Assignment has been duly authorized, executed and delivered and is enforceable in accordance with its terms, except as such legality, validity binding effect or enforcement may be limited by bankruptcy, insolvency or similar laws effecting creditor's rights generally or by equitable principles relating to the availability of remedies.
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     3.  Assignor's Warranties and Certification.  This Assignment is made with
         ----------------------------------------
full warranties of title by Assignor and Assignor warrants that there are no prior assignments or pledges of the Lease except for those assignments and pledges for security purposes that are being released in their entirety concurrently with the delivery of this Assignment. Assignor hereby certifies that Lease attached hereto as Exhibit "B" is a true and complete original counterpart of the Lease and all amendments thereto, containing all rights and obligations between landlord and tenant with respect to the subject property.

     4.  Notice to Tenant under the Lease.  Assignor and Assignee shall jointly
         --------------------------------
notify the tenant and all other parties requiring notice under the Lease of this Assignment and Assignee shall provide such parties with an address for receipt of notices under the Lease in accordance with the terms thereof.

     5.  Governing Law.  This Assignment shall be governed and construed in
         -------------
accordance with the laws of the State of Maryland without reference to its conflicts of laws principles.

     6.  Counterparts.  This Assignment may be executed in two or more
         ------------
counterparts, all of which when taken together shall constitute one and the same instrument.

     7.  No Modification of Contract.    This Assignment is entered into and
         ---------------------------
delivered by the parties pursuant to the terms and conditions set forth in the Contract and nothing contained in this Assignment shall be construed to limit, terminate or expand the representations, warranties and covenants set forth in the Contract, all of which shall survive the delivery of this Assignment to the full extent provided in the Contract.


                     [SIGNATURES APPEAR ON FOLLOWING PAGE]

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     IN WITNESS WHEREOF, the parties have caused this Assignment to be executed the day and year first above written.

                              ASSIGNOR:
                              --------

                              THE GAITHERSBURG REALTY TRUST


                              By: /s/ David H. Bralove
                              ------------------------
                              David H. Bralove, not individually but solely in his capacity as Owner Trustee of The Gaithersburg Realty Trust



                              ASSIGNEE:
                              --------

                              SFHI, LLC

                              By: /s/ Paul W. Lowden

                              Name: Paul W. Lowden

                              Title: Chairman of the Board

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

                                   EXHIBIT A

                                   The Land



Lot 1, Plat 2, GE TECHNOLOGY PARK, as Resubdivision of Parcel B, Quince Orchard National Geographic Society Property, as shown on plat recorded among the land records of Montgomery County, Maryland, in Plat Book 193, plats 21040 through 21045.

Saving and excepting that part of Lot 1, Block B, containing 7133 square feet of land that was conveyed to the State of Maryland by deed dated April 8, 1999 and recorded among the aforesaid land records in Liber 17015, folio 624

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

                                   EXHIBIT B


                                   The Lease

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